Exhibit G-1

[The Export-Import Bank of Korea Letterhead]

January 25, 2016

Kyung-taek Shin

Chief Representative

Seho Yang

Senior Representative

New York Representative Office

The Export-Import Bank of Korea

460 Park Avenue, 8th floor

New York, NY 10022

United States of America

Dear Sirs:

I, Hee-sung Yoon, Director General of The Export-Import Bank of Korea (“KEXIM”), hereby appoint each of Kyung-taek Shin, Chief Representative, Seho Yang, Senior Representative, and any other person acting in such capacity (including any successor), as an authorized representative of KEXIM in the United States of America for purposes of serving as an attorney-in-fact who is authorized to sign the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended, to be filed with the United States Securities and Exchange Commission by KEXIM relating to the registration of up to US$5,000,000,000 aggregate principal amount of debt securities consisting of debentures, notes and/or other evidence of indebtedness (the “Debt Securities”) with or without warrants (the “Warrants”) to purchase the Debt Securities to be issued from time to time by KEXIM and the guarantees of the Debt Securities to be issued from time to time by the Republic of Korea and one or more amendments to the Registration Statement (including, without limitation, post-effective amendments thereto and amendments or supplements to the prospectus contained therein).

I, Hee-sung Yoon, Director General, hereby also appoint each of Kyung-taek Shin, Chief Representative, Seho Yang, Senior Representative, and any other person acting in such capacity (including any successor), as an authorized agent of KEXIM upon whom process may be served in any suit, action or proceeding arising out of or based on (i) the Debt Securities or Warrants or (ii) any Fiscal Agency Agreement or Warrant Agreement relating to the Debt Securities or Warrants which may be instituted in any state or federal court in the City or New York by any holder of the Debt Securities or Warrants.

This appointment letter shall remain a valid instrument of authorization until such time as (i) all amounts due and to become due in respect of the Debt Securities shall have been paid in full and (ii) the Warrants shall have been exercised or shall have expired or otherwise been terminated in accordance with their terms.

THE EXPORT-IMPORT BANK OF KOREA

By	/s/ HEE-SUNG YOON
Hee-sung Yoon
Director General
The Export-Import Bank of Korea

Accepted and Acknowledged:

By	/s/ KYUNG-TAEK SHIN
Kyung-taek Shin
Chief Representative
New York Representative Office
The Export-Import Bank of Korea

By	/s/ SEHO YANG
Seho Yang
Senior Representative
New York Representative Office
The Export-Import Bank of Korea